EXHIBIT 10.11

                      CONSULTING SERVICES AGREEMENT

THIS AGREEMENT made as of the 1st day of April, 1999

BETWEEN:

          WOLF BERGELT, of Newgate Street, P.O. Box 3265, St. John's, Antigua, West Indies,

          (the "CONSULTANT")

AND:

          STARNET COMMUNICATIONS INTERNATIONAL INC., a company incorporated under the laws of the State of Delaware, U.S.A., and having a registered office at Newgate Street, P.O. Box 3265, St. John's, Antigua, West Indies.

          ("STARNET")

WHEREAS:

(A) Unless otherwise defined herein, terms denoted with initial capital letters have the meanings assigned to them in Part 1;

(B) Starnet is a U.S. public company in the business of offering Internet gaming services;

(C) the Consultant has extensive financial consulting experience with public companies; and

(D) Starnet wishes to retain the Consultant upon the terms hereinafter provided,

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                 PART 1
                     DEFINITIONS AND INTERPRETATION

DEFINITIONS
1.1 In this Agreement and the recitals hereto, unless the context otherwise requires, the following terms shall have the meanings hereinafter set forth:

     "BOARD" means the board of directors of Starnet;

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     "BUSINESS DAY" means any day except Saturdays, Sundays or statutory holidays in Antigua and/or the U.S.;

     "CHANGE OF CONTROL" means any acquisition of more than fifty per cent (50%) of the issued share capital (having full voting rights under all circumstances) of Starnet by another corporation, business entity or person, or if the current board of directors is no longer in the majority;

     "COMMENCEMENT DATE" means the commencement date of the Engagement described in Section 4. 1.

     "CONSULTING SERVICES" means the services described in Section 2.2;

     "ENGAGEMENT" means the engagement of the Consultant by Starnet pursuant to Section 2.1 to perform the Consulting Services in accordance with this Agreement;

     "STARNET REPRESENTATIVES" means the Chairman of the Board, and such other officers of Starnet as the Chairman may designate from time to time;

INTERPRETATION

1.2 For the purposes of this Agreement, except as otherwise expressly provided:

     (a) "THIS AGREEMENT" means this Agreement, and not any particular part, section or other portion hereof, and includes any agreement, document or instrument entered Into, made or delivered pursuant to the terms hereof, as the same may, from time to time, be supplemented or amended and in effect;

     (b) all references in this Agreement to a designated "PART", "SECTION", "SUBSECTION" or other subdivision or to a schedule are references to the designated part, section, subsection or other subdivision of, or schedule to, this Agreement;

     (c) the words "HEREOF", "HEREIN", "HERETO" AND "HEREUNDER" and other word of similar import refer to this Agreement as a whole and not to any particular part, section, subsection or other subdivision or schedule unless the context or subject matter otherwise requires;

     (d) the division of this Agreement into parts, sections and other portions and the insertion of headings are for convenience of reference only and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

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     (e)  unless otherwise provided herein, all references to currency in this Agreement are to lawful money of the United States of America;

     (f) a reference to a statute in this Agreement includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations;

     (g) the singular of any term includes the plural, and vice versa, and the use of any term is generally applicable to any gender and, where applicable, a body corporate, firm or other entity, and the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language (such as "WITHOUT LIMITATION" OR "BUT NOT LIMITED TO" or words of similar import) is used with reference thereto;

     (h) in the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which Is a Business Day;

     (i) all references to "APPROVAL", "AUTHORIZATION" or "CONSENT" in this Agreement means written approval, authorization or consent.

1.3 In the event of any inconsistency between the provisions of this Agreement and either the stock option agreement entered into by Starnet and the Consultant or Starnet's 1999 Stock Option Plan (the "PLAN"), the provisions of this Agreement will govern where not inconsistent with law.

                                 PART 2
                   ENGAGEMENT AND DUTIES OF CONSULTANT

ENGAGEMENT

2.1 Starnet hereby engages the Consultant to domicile in the Caribbean and perform the Consulting Services based in the Caribbean and other locations, excluding Canada for the benefit and on behalf of Starnet and the Consultant hereby accepts the Engagement on the terms and conditions hereinafter provided. The Consultant undertakes to maintain his domicile in the Caribbean during the term of this Agreement.



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CONSULTING SERVICES

2.2 The Consulting Services will include consulting services and advice to Starnet in the following areas:

     (a)  international taxation;

     (b)  international banking and financial arrangements;

     (c)  Internet gaming industry; and

     (d) such other services and advice as determined by the Starnet Representatives from time to time.

PERFORMANCE

2.3 The Consultant will diligently perform the Consulting Services in the Caribbean or such other places as Starnet may request on a timely basis and agrees to devote up to 50 % per cent of his working time to the faithful, diligent and proper performance of the Consulting Services, all as may be determined from time to time by the Starnet Representative.

AUTHORITY

2.4 The Consultant understands and agrees that the Consultant has no authority and is not authorized to enter into any arrangements, commitments or agreements on behalf of Starnet without the prior consent of the Starnet Representatives.

CONFIDENTIAL INFORMATION

2.5 The Consultant agrees that any information received by the Consultant during the Engagement, which concerns the affairs of Starnet shall be deemed to be confidential information, will be treated by the Consultant in full confidence and will not be revealed to any other persons or entities, except as otherwise authorized by the Starnet Representatives or unless such disclosure is required by law or in compliance with regulatory obligations. The provisions of this Section 2.5 shall survive the termination of this Agreement and shall continue in full force and effect according to its terms for a period of one (1) year thereafter.



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                                 PART 3
                              REMUNERATION

RETAINER

3.1 In consideration for the Consulting Services, Starnet will retain the Consultant and pay the Consultant an amount equal to US$8,000 per mouth, payable monthly in Antigua, unless the Consultant elects to receive payment elsewhere. The Consultant may elect to have any compensation payable hereunder made in any jurisdiction of his choice or such jurisdiction which is mutually agreeable. All amounts payable hereunder will be paid without deductions for income or withholding taxes of any nature.

EXPENSES

3.2 Starnet will provide the Consultant with a vehicle and will reimburse the Consultant for all reasonable travel, entertainment and other expenses incurred or paid by the Consultant in the course of the performance of his functions and duties under this Agreement, upon presentation by the Consultant of documentation, expense statements, vouchers and/or such other supporting information as Starnet may reasonably request.

STOCK OPTIONS

3.3 On the Commencement Date, the Consultant will be entitled to receive 50,000 options to purchase 50,000 common shares of Starnet under the Plan. Subject to the terms and conditions of the Plan:

     (a) 25,000 options will vest on the date of grant and be exercisable thereafter at a price of US$1.44 for a period of ten years; and

     (b) the remaining 25,000 options will vest on January 1, 2000 and be exercisable thereafter at a price of US$1.44 for a period of ten years,

3.4 In the second and third year of the Engagement, the Board will grant to the Consultant additional options on terms and conditions agreed between Starnet and the Consultant, based upon terms and conditions comparable to those offered to executive officers of Starnet at the executive vice president level.



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                                 PART 4
                             CONSULTING TERM

TERM OF ENGAGEMENT

4.1 The Engagement will commence on the later of April 1, 1999 (the "COMMENCEMENT DATE") or the date the Consultant is domiciled in the Caribbean and will expire on the third anniversary of the Commencement Date, subject to earlier termination as hereinafter provided, and may be extended annually thereafter by mutual agreement in writing signed by the parties hereto on such terms as the parties agree.

EARLY TERMINATION

4.2 The Engagement and this Agreement will be deemed to be immediately terminated:

     (a)  upon a Change of Control;

     (b)  upon the death or disability of the Consultant; or

     (c)  for cause.

For purposes of this Agreement, "CAUSE" means: (i) the Consultant breaches his obligations hereunder and fails to cure such breach within 30 days of written notice by Starnet; or (ii) the existence of cause for termination of the Engagement at common law resulting from any recognized grounds for termination for cause, including but not limited to, fraud, dishonesty, illegality, breach of statute or regulation, or gross incompetence.

CHANGE OF CONTROL

4.3 In the event of termination of this Agreement resulting from a Change of Control, upon the effective date of termination of the Engagement, the Consultant will be entitled to receive from Starnet, the aggregate retainer (as set forth in Section 3.1) that would have been payable during the period from the date of termination to the date of expiry of this Agreement computed as if a Change of Control had not taken place.

4.4 Where a Change of Control occurs in the first year of the Engagement, any options granted to the Consultant, if not vested at the time of the Change of Control, will vest and all vested options will be exercisable thereafter at their stipulated price for a period of six (6) months following the Change of Control, and Starnet will grant to the Consultant 100,000 additional options with an exercise price equal to the lowest exercise price permissible under applicable stock exchange rules, which will vest on the date of grant and all vested options will be exercisable thereafter by the Consultant, for a period of 24 months following the Change of Control.

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4.5 Where a Change of Control occurs in the second year of the Engagement, any options granted to the Consultant, if not vested at the time of the Change of Control, will vest and all vested options will be exercisable thereafter at their stipulated price for a period of six (6) months following the Change of Control. To the extent that Starnet has not granted to the Consultant at least 100,000 additional options (or the equivalent value in other compensations, in lieu of options, based upon the manner of bonus or other remuneration by Starnet to its other directors, officers, employees and consultants during such year) in the second year of the Engagement pursuant to Section 3.4 hereof at the time of the Change of Control, Starnet will grant to the Consultant up to 100,000 options (such that the Consultant shall have received an aggregate of at least 100,000 options in the second year of the Engagement) with an exercise price equal to the lowest exercise price permissible under applicable stock exchange rules, which will vest on the date of grant and all vested options will be exercisable thereafter by the Consultant, for a period of 24 months following the Change of Control.

4.6 Where a Change of Control occurs in the third year of the Engagement, any options granted to the Consultant, if not vested at the time of the Change of Control, will vest and all vested options will be exercisable thereafter at their stipulated price for a period of six (6) months following the Change of Control. To the extent that Starnet has not granted to the Consultant at least 50,000 additional options (or the equivalent value in other compensations, in lieu of options, based upon the manner of bonus or other remuneration by Starnet to its other directors, officers, employees and consultants during such year) in the third year of the Engagement pursuant to Section 3.4 hereof at the time of the Change of Control, Starnet will grant to the Consultant 50,000 options (such that the Consultant shall have received an aggregate of at least 50,000 options in the third year of the Engagement) with an exercise price equal to the lowest exercise price permissible under applicable stock exchange rules, which will vest on the date of grant and all vested options will be exercisable thereafter by the Consultant, for a period of 12 months following the Change of Control.

DEATH OR DISABILITY OF THE CONSULTANT

4.7 In the event of termination of this Agreement resulting from the death or disability of the Consultant, any options granted to the Consultant, if not vested at the time of his death or disability, will vest and all vested options will be exercisable thereafter by the Consultant or his estate for a period of 12 months after his death or disability.

SURVIVAL

4.8 The provisions under Section 3.2 and Part 4 hereof shall survive the termination of this Agreement.

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                                 PART 5
                                 GENERAL

NOTICES

5.1 All notices which may or are required to be given pursuant to any provision of this Agreement shall be given in writing and shall be delivered personally or by telecopy, and in the case of the Consultant addressed to:

     Newgate Street
     P.O. Box 3265
     St. John's
     Antigua, West Indies

     Telecopier Number: (268) 480-1656

     Attention: Wolf Bergelt

and in the case of Starnet addressed to:

     Starnet Communications International Inc.

     Newgate Street
     P.O. Box 3265
     St. John's
     Antigua, West Indies

     Telecopier Number: (268) 480-1656

     with a copy to Starnet's Delaware office

or such other address or telecopier number of which a party may, from time to time, advise the other parties hereto by notice in writing given in accordance with the foregoing. Date of receipt of any such notice shall be deemed to be the date of delivery thereof, if delivered, and on the day of telecopying, if telecopied, in each such case provided such day is a Business Day and, if not, on the first Business Day thereafter.



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BINDING EFFECT

5.2 This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

WAIVER

5. 3 Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting the same.

TIME OF ESSENCE

5.4 Time is of the essence of this Agreement.

ASSIGNMENT

5.5 Neither of the parties may assign its rights or obligations under this Agreement without the prior written consent of the other, such consent not to be unreasonably withheld.

FURTHER ASSURANCES

5.6 Each of the parties, upon the request of any other party, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

COUNTERPARTS

5.7 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

ENTIRE AGREEMENT

5.8 This Agreement, together with the agreements herein referred to, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof.

GOVERNING LAW

5.9 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


    // Witness' Signature //           // Consultant's Signature //
______________________________     _____________________________________
         WITNESS                              WOLF BERGELT



                                   STARNET COMMUNICATIONS
                                   INTERNATIONAL INC.


                                            // Authorized Signature //
                                   Per:  _______________________________
                                            AUTHORIZED SIGNATORY